                                                       EXHIBIT 23(d)


MOSS ADAMS LLP
-------------------------------------------------------------------------------
Certified Public Accountants            4650 S.W. Macadam, Suite 300
                                        P.O. Box 69509
                                        Portland, OR  97201

                                        Phone  503.295.1288
                                        Fax  503.295.1299

                                        Offices in Principal Cities of
                                        Washington, Oregon and California



We hereby consent to the use of our report dated September 15, 1999, on the financial statements of Credit Concepts, Inc. in the Post-Effective Amendment No. 1 to Form SB-2, Registration Statement Under the Securities Act of 1933 (File No. 333-66853).


/s/ Moss Adams LLP

Portland, Oregon
January 7, 2000